UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
December 1, 2022
Date of Report (date of earliest event reported)
COPART, INC.
(Exact name of registrant as specified in its charter)

Delaware		000-23255		94-2867490
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

14185 Dallas Parkway	Suite 300	Dallas	Texas	75254
(Address of principal executive offices, including zip code)
(972) 391-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION INCLUDED IN THIS REPORT
Section 5 — Corporate Governance & Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Leah Stearns as Senior Vice President and Chief Financial Officer.

On December 1, 2022, the Board of Directors of Copart, Inc. (the “Company”) appointed Leah C. Stearns, age 42, as the Company's senior vice president and chief financial officer, effective as of December 5, 2022. Upon Ms. Stearns' commencement of employment with the Company, Gavin Renfrew, currently serving as principal financial officer, will continue his role as the Company’s vice president for global accounting.

Ms. Stearns currently serves as an industrial advisor to EQT Partners, a private equity firm. From August 2021 to December 2021, Ms. Stearns served as a senior executive at CBRE Group, Inc. (NYSE: CBRE), a global leader in commercial real estate services and investments, as an advisor to the chief executive officer and the chief financial officer. Ms. Stearns served as the chief financial officer of CBRE Group, Inc. from May 2019 to July 2021. Prior to joining CBRE Group, Inc., Ms. Stearns served for 17 years in a variety of leadership roles with American Tower Corporation, a leading independent owner, operator, and developer of multitenant communications real estate, where she most recently served as senior vice president and chief financial officer of its U.S. division. Earlier she held various corporate finance roles, including senior vice president, corporate finance and treasurer. She also served as chief executive officer of EMEA, overseeing the region's operational performance and strategy. Ms. Stearns earned her B.S. from Boston College University in 2001, and her M.B.A. from Boston University in 2003.

Under the terms of an Executive Officer Employment Agreement, effective December 5, 2022, Ms. Stearns will receive a base salary of $550,000 per year. Ms. Stearns will be eligible to receive an annual cash bonus with a target amount of $450,000 under the terms of the Company's executive incentive compensation plan, pro-rated for the portion of fiscal year 2023 that she serves as senior vice president and chief financial officer.

The Company's compensation committee has approved three separate equity incentive awards to Ms. Stearns as part of her initial executive compensation package. First, the compensation committee has approved a grant of 60,000 restricted stock units. The restricted stock units will vest over five years from December 5, 2022, with 20% vesting on the first anniversary of her service, and 1/20 of the restricted stock units subject to the award vesting each three-month quarter thereafter, such that all of the restricted stock units will be fully vested on the fifth anniversary of the grant date.

Next, the Company's compensation committee has approved a regular service-based option grant to Ms. Stearns to purchase 30,000 shares of the Company's common stock. This option will be subject to the terms and conditions of the Company’s Amended and Restated 2007 Equity Incentive Plan and form of stock option agreement, and will be subject to vesting as follows: 20% of the shares will vest on the first anniversary of the December 5, 2022 date of grant, and the balance of the shares will vest ratably over the 48 months thereafter, such that the option will be fully vested on the fifth anniversary of the date of grant.

Lastly, the Company's compensation committee has approved a special performance-based option grant to Ms. Stearns to purchase 150,000 shares of the Company's common stock. This option will be subject to the terms and conditions of the Company’s Amended and Restated 2007 Equity Incentive Plan and form of stock option agreement, and will be subject to both service-based vesting and additional performance-based vesting conditions. Under the service-based vesting schedule, 20% of the shares will vest on the first anniversary of the December 5, 2022 date of grant, and the balance of the shares will vest ratably over the 48 months thereafter, such that the option will be fully vested on the fifth anniversary of the date of grant. In addition to the service-based vesting schedule, the special performance-based option is subject to a performance-based vesting condition and will not be exercisable unless and until the trading price of the Company's common stock on the Nasdaq Global Select Market is an amount greater than or equal to 125% of the per-share exercise price of the special performance-based stock option award, which must be satisfied (i) on the moment of exercise, and (ii) at the closing trading price for each of the twenty consecutive trading days preceding the date of exercise.

Ms. Stearns' employment agreement provides that in the event her employment is involuntarily terminated other than for disability or “cause” or she resigns from her employment for “good reason” (as defined in the employment agreement), and conditioned on her executing a severance agreement and release of claims, she will be entitled to a lump sum payment equal to fifty percent (50%) of her then-current annual base salary, less applicable tax withholding. Ms. Stearns' employment agreement also provides that in the event her employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then she shall be entitled to receive severance benefits as provided under the Company's then-existing severance and benefit plans and policies at the time of termination.

Ms. Stearn’s employment agreement does not provide for severance payments or acceleration of vesting of equity awards in the event of a change in control of the Company. In the event of a "change in control" (as defined in our Amended and Restated 2007 Equity Incentive Plan), if the awards to be granted are not assumed by the successor corporation, the compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Ms. Stearns' employment agreement does not provide for payment of any amount in connection with termination of employment upon a change in control of the Company, other than those payments otherwise due to Ms. Stearns' upon an involuntary termination or resignation for “good reason.” No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause.”

The summary description of Ms. Stearns' Executive Officer Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Executive Officer Employment Agreement effective as of December 5, 2022 that will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the three-month period ending January 31, 2023.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:     December 2, 2022                 COPART, INC.

By:	/s/ Jeffrey Liaw
Jeffrey Liaw
Co-Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).